   As filed with the Securities and Exchange Commission on November 24, 1998.
                                                         Registration No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TREGA BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                           51-0336233
------------------------------                         -------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

    9880 Campus Point Drive
     San Diego, California                                       92121
------------------------------                         -------------------------
     (Address of Principal                                     (Zip Code)
      Executive Offices)

                         NAVICYTE, INC. 1997 STOCK PLAN
         ---------------------------------------------------------------
                            (Full title of the plan)

                                                               Copy to:
      ROBERT S. WHITEHEAD                                  T. MICHAEL HIRD
    Trega Biosciences, Inc.                        Pillsbury Madison & Sutro LLP
    9880 Campus Point Drive                         101 W. Broadway, Suite 1800
San Diego, California 92121                         San Diego, California 92101
        (619) 410-6500                                      (619) 544-3176
------------------------------                     -----------------------------
 (Name, address and telephone
 number, including area code,
     of agent for service)

                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
   Title of               Amount         Proposed Maximum        Proposed            Amount of
 Securities To             To Be          Offering Price     Maximum Aggregate     Registration
 Be Registered          Registered         per Share(1)      Offering Price(1)          Fee
-----------------------------------------------------------------------------------------------
 Common Stock,         707,564 shares         $0.0085           $ 6,014.30
par value $.001        298,734 shares         $0.2059           $61,509.33
                        65,458 shares         $0.4118           $26,955.61
                      ---------------                           ----------
    Total:           1,071,756 shares         Total:            $94,479.24            $26.27
-----------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(i) under the Securities Act of 1933, the registration fee is based upon the price at which the options may be exercised.

                               -----------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The Registrant and NaviCyte, Inc., a Delaware corporation ("NaviCyte"), have entered into that certain Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which NaviCyte has been merged with and into a wholly owned subsidiary of the Registrant (the "Merger"). As a result, at the effective time of the Merger (the "Effective Time"), (i) NaviCyte became a wholly owned subsidiary of the Registrant, (ii) all shares of the capital stock of NaviCyte issued and outstanding prior to the Effective Time were converted into merger consideration as provided in the Merger Agreement, including shares of the Common Stock of the Registrant, par value $0.001 per share ("Common Stock"), and
(iii) all options to acquire shares of the capital stock of NaviCyte outstanding prior to the Merger (each of which had been granted under the NaviCyte, Inc. 1997 Stock Plan (the "1997 Plan")) were assumed by the Registrant, and thus converted into options to acquire shares of Common Stock (collectively, the "Substitute Options"); however, the Registrant assumed the obligations of NaviCyte under the 1997 Plan and the Substitute Options remain subject to the 1997 Plan (although the "Company" and the "Stock," for purposes of the 1997 Plan, are now deemed to mean the "Registrant" and "Common Stock," respectively, from and after the Effective Time).

Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*


----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

        (1) The Registrant's Annual Report on Form 10-K (File No. 000-27972) for the fiscal year ended December 31, 1997, which contains, among other things, the consolidated financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1997 together with the report thereon of Ernst & Young LLP, independent auditors.

        (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1997.

        (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 13, 1996.

        In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act. Article VII of the Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by the DGCL, and Article V of the Registrant's Amended and Restated Bylaws provides for broad indemnification of persons acting as officers or directors of the Registrant. The Registrant has also entered into agreements with each of its directors and certain of its officers that provide for the indemnification of and the advancement of expenses to such persons to the greatest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits.

Item 9. Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of November, 1998.

                                       TREGA BIOSCIENCES, INC.



                                       By  /s/ Robert S. Whitehead
                                           -------------------------------------
                                           Robert S. Whitehead
                                           President, Chief Executive Officer
                                           and Acting Chief Financial Officer
                                           (Principal Executive, Financial
                                           and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name                               Title                                  Date
----                               -----                                  ----
 /s/ Robert S. Whitehead          President, Chief Executive Officer     November 24, 1998
-------------------------------   and Acting Chief Financial Officer
     Robert S. Whitehead          (Principal Executive, Financial and
                                  Accounting Officer) and Chairman
                                  of the Board of Directors


*/s/ Lawrence D. Muschek          President of Research and              November 24, 1998
-------------------------------   Development and Director
     Lawrence D. Muschek


*/s/ James C. Blair               Director                               November 24, 1998
-------------------------------
     James C. Blair


*/s/ Harry D. Lambert             Director                               November 24, 1998
-------------------------------
     Harry D. Lambert


*/s/ Jeremy M. Levin              Director                               November 24, 1998
-------------------------------
     Jeremy M. Levin

Name                               Title                                  Date
----                               -----                                  ----
*/s/ Harvey S. Sadow              Director                               November 24, 1998
-------------------------------
     Harvey S. Sadow


--------------------------------  Director                               November __, 1998
     Ronald R. Tuttle


*/s/ Anders P. Wiklund            Director                               November 24, 1998
-------------------------------
     Anders P. Wiklund



* By /s/ Robert S. Whitehead
     ---------------------------
    Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit
Number            Exhibit
3.1(1)            Restated Certificate of
                  Incorporation of the Registrant.

3.2(2)            Certificate of Ownership and Merger
                  (amending Section 1 of the Restated
                  Certificate of Incorporation).

3.3(3)            Amended and Restated Bylaws of
                  the Registrant.

4.1               Reference is made to Exhibits 3.1,
                  3.2 and 3.3.

5.1 Opinion regarding legality of securities to be offered.

23.1              Consent of Ernst & Young LLP,
                  Independent Auditors.

23.2              Consent of Pillsbury Madison &
                  Sutro LLP (included in Exhibit 5.1).

24.1              Power of Attorney.

99.1              NaviCyte, Inc. 1997 Stock Plan.

99.2              Form of Trega Biosciences, Inc. Stock Option
                  Agreement Relating to Options
                  Originally Granted under the Navicyte,
                  Inc. 1997 Stock Plan
                  (Incentive Stock Option).

99.3              Form of Trega Biosciences, Inc. Stock Option
                  Agreement Relating to Options
                  Originally Granted under the Navicyte,
                  Inc. 1997 Stock Plan
                  (Nonstatutory Stock Option).


----------------


(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1376) which was declared effective on March 29, 1996 (to the Exhibit of the same number in such Registration Statement).

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated May 1, 1997 (Exhibit 1).

(3) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Exhibit 3.4).